EXHIBIT 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

     This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 29, 2010, by and among Advanced Photonix, Inc., a Delaware corporation (the “Company”), Robin F. Risser (“Risser”) and Steve Williamson (“Williamson” and together with Risser, the “Investors” and each an “Investor”).

RECITALS

     WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

     WHEREAS, each Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, units (“Units”) comprised of (i) one (1) share of the Company’s Class A Common Stock, par value $0.001 a share (the “Common Stock”) and (ii) one (1) warrant to purchase 4.00 shares of Common Stock (“Warrants”) pursuant to the terms and conditions of this Agreement;

     WHEREAS, each Investor has reviewed copies of the various documents referred to in Schedule 1 attached hereto (the “Disclosure Documents”);

     WHEREAS, the parties hereto previously entered into that certain securities purchase agreement dated as of November 15, 2010 (the “Original Agreement”), and now wish to amend and restate the Original Agreement pursuant to Section 6.3 of the Original Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agrees as follows:

     Section 1. Purchase and Sale of Units; Description of Warrant

         1.1. Purchase of Units and Payment. Upon the terms and subject to the conditions contained in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, at the purchase price shown for each Investor on Schedule 2 attached hereto (such amount for each Investor, the “Purchase Price”), the number of Units determined by dividing each Investor’s Purchase Price by the Formula Price. For purposes of this Agreement, “Formula Price” shall mean the closing price per share of the Company’s Common Stock on the NYSE Amex stock exchange (“AMEX”) on the business day immediately preceding the date of the Closing. The Common Stock and the Warrants comprising each Unit shall be immediately separable upon issuance.

         1.2. Description of Warrants. Each Warrant will have a term of five years, will be exercisable for the number of shares Common Stock stated therein at any time and from time to time during its term at an exercise price per share equal to the product of (i) the Formula Price and (ii) 1.20, subject to adjustment in certain circumstances, and will be substantially in the form attached hereto as Exhibit A.

          1.3. Use of Proceeds. Subject to the receipt of an amendment or waiver from The PrivateBank and Trust Company (the “PrivateBank”), the lender under that certain Loan Agreement dated as of September 25, 2008 by and between the PrivateBank and the Company, the proceeds from the sale of Units hereunder will be used to make payments in respect of the secured promissory notes issued by the Company to the Investors, each dated as of May 2, 2005, and subsequently amended on May 1, 2008, November 26, 2008, April 1, 2009 and November 30, 2009.

          1.4. Expense Reimbursement. At the Closing, the Company shall reimburse Williamson and Risser for reasonable legal expenses incurred by them in connection with the transactions contemplated by this Agreement (the “Expense Reimbursement Payment”).

          1.5. Closing. The Closing of the purchase and sale of the Units shall take place at the offices of the Company’s attorney, Dornbush Schaeffer Strongin & Venaglia, LLP, 747 Third Avenue, New York, New York 10017, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. For purposes of this Agreement, “Closing Date” shall mean the fifth business day following the day when all of the conditions set forth in Section 5 hereof are satisfied (the “Conditions Precedent”), or such other date as the parties may agree, and “Closing” shall mean the closing of the purchase and sale of the Units pursuant to this Agreement; provided, however, if there are less than five (5) business days between the date that Conditions Precedent are satisfied and November 30, 2010, the Closing Date shall be November 30, 2010.

         1.6. Closing Deliverables. At the Closing, the Company shall deliver (or, in the case of the Common Stock , may irrevocably instruct its transfer agent (the “Transfer Agent”) to deliver) to each Investor (i) certificates representing the Common Stock purchased by such Investor, (ii) an executed Warrant, comprising the Units purchased by such Investor as provided herein, as well as the Expense Reimbursement Payment.

     Section 2. Representations and Warranties

         2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as of the date hereof and the Closing Date that:

             (a) Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties, to conduct its business as it is currently being conducted and as described in the Disclosure Documents, to execute and deliver this Agreement and to consummate the transactions contemplated herein. Other than Picometrix, LLC (f/k/a Picotronix, Inc.), a Delaware limited liability company and Silicon Sensors, Inc., a Delaware corporation (the “Subsidiaries”), the Company does not own securities of any kind in any other entity. The Company and the Subsidiaries are qualified to do business as foreign corporations or as a limited liability company, as applicable, and are in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company and its Subsidiaries that would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, and any condition, circumstance or situation that would prohibit the Company from entering into and performing its obligations hereunder.

             (b) Valid Issuance. The Common Stock and Warrants comprising the Units have been duly authorized by all necessary corporate action and the Common Stock and the shares of Common Stock issuable upon the exercise of the Warrants (such shares, “Warrant Shares” and together with the Common Stock and Warrants comprising the Units, the “Securities” and each a “Security”), when issued in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and free and clear of all taxes, liens, options, calls, rights of first refusal of any kind, contracts, commitments, demands, charges, security interests, encumbrances or restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, subject only to payment of the exercise price prescribed by the Warrants.

             (c) Authorization.

                 (i) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof;

                 (ii) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Securities, have been duly authorized by all necessary corporate action, and no further consent or authorization is required of any of (A) the Company, (B) its Board of Directors (or any committee or subcommittee thereof), or (C) stockholders;

                 (iii) This Agreement has been duly executed and delivered by the Company; and

                 (iv) This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

             (d) Disclosure Documents. The Disclosure Documents constitute all documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, since March 31, 2010, through the date hereof, and as at the respective dates of filing thereof, complied in all material respects with the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.

             (e) No Material Adverse Change. Except as disclosed in the Disclosure Documents, since October 1, 2010, neither the Company nor any of its Subsidiaries has (i) experienced or suffered any Material Adverse Effect, (ii) incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than (A) those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses, consistent with past practice, or (B) as set forth herein or (iii) declared, made or paid any dividend or distribution of any kind on their capital stock.

             (f) No Undisclosed Events or Circumstances. Except as disclosed in the Disclosure Documents, since October 1, 2010, except for the consummation of the transactions contemplated herein, no event or circumstance has occurred, failed to occur or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

             (g) Delisting Notification. The Common Stock is listed on AMEX, and the Company has taken no action designed to, or likely to have the effect of, de-listing the Common Stock from AMEX, nor has the Company received any notification from AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements of such securities exchange.

             (h) No General Solicitation. The Company did not offer the Securities to either Investor by means of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement that would be deemed a “general solicitation” under the provisions of Regulation D, as promulgated by the SEC under the Securities Act (“Regulation D”).

             (i) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and the issuance of the Common Stock and Warrants comprising the Units will not:

                  (i) result in a violation of (x) the Company’s certificate of incorporation, (y) any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or (z) the Company’s by-laws;

                  (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or any of their properties or assets are subject; or

                  (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of AMEX or any other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected that would have a Material Adverse Effect.

              (j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of their properties or assets, the Common Stock or any of the Subsidiaries or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, which would be material to the Company, except as set forth in Disclosure Documents which were filed prior to the date hereof.

              (k) No Integrated Offering. Assuming the accuracy of each Investor’s representations and warranties set forth in Section 2.2, neither the Company, nor to the knowledge of the Company, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause such offers and sales to be integrated for purposes of the Securities Act and the regulations promulgated thereunder with the offer and sale by the Company of the Securities.

          2.2. Representations and Warranties of Investor. Each Investor hereby severally represents and warrants to the Company as of the date hereof and the Closing Date that:

              (a) Review of Agreements. Such Investor has reviewed the Disclosure Documents and acknowledges that certain of the Disclosure Documents include “forward looking” statements that involve a number of risks and uncertainties, including the risks and uncertainties referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

              (b) Suitability of Investment.

                   (i) Such Investor understands that the Securities are (and when issued, will be) “restricted securities” and have not been (and will not be) registered under the Securities Act or any applicable state securities law.

                   (ii) Such Investor is acquiring the Securities as principal for its own account, for investment purposes only and not with a view to the resale or distribution thereof.

                   (iii) Such Investor has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Securities, except in accordance with applicable federal and state securities laws.

                   (iv) Such Investor has such knowledge and experience in financial, business and tax matters that such Investor is capable of evaluating the merits and risks relating to Investor’s investment in the Securities and making an investment decision with respect to the Company. Such Investor has independently evaluated the risks and merits of purchasing the Securities and has independently determined that the Securities are a suitable investment for such Investor. Such Investor acknowledges that except as otherwise expressly provided herein, the Company has made no representation or warranty to such Investor with respect to the legal, income or other tax consequences to such Investor under the laws of any jurisdiction with respect to an investment in the Securities. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

                   (v) To the full satisfaction of such Investor, such Investor has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from officers of the Company concerning the Company and the investment made hereby.

                   (vi) Such Investor is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company.

                   (vii) Such Investor is aware that there are substantial risks incident to an investment in the Company, including without limitation, those set forth in the Disclosure Documents.

                   (viii) Such Investor understands that, unless he notifies the Company in writing to the contrary at or before the Closing, all of such Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by such Investor.

                   (ix) Such Investor is an “accredited investor” within the meaning of that term as set forth in Rule 501(a) under Regulation D.

                   (x) Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (c) AMEX Investor Questionnaire. Such Investor has completed and returned to the Company the AMEX Investor Questionnaire, if applicable.

               (d) General Solicitation. Such Investor is not purchasing the Common Stock and Warrants comprising the Units as a result of any advertisement, article, notice or other communication regarding the Common Stock and Warrants comprising the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement that would be deemed a “general solicitation” under the provisions of Regulation D.

               (e) Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

               (f) Capacity. Such Investor has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated herein.

               (g) Authorization. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

               (h) Trading in Common Stock. Since September 13, 2010, neither Investor nor, to his knowledge, any of his immediate family members, have executed, and during the period between September 13, 2010 and the Closing, each Investor will not execute, any purchase or sale of the Common Stock or any short sales. For purposes of this Section 2.2(h), the term short sale means all types of direct and indirect stock pledges, forward sale contacts, options, puts, calls, short sales, swaps (including on a total return basis), and any other similar transactions whether or not having the effect of hedging any position in the Common Stock.

    Section 3. Indemnification

         3.1. Company Indemnification. With respect to each Investor, the Company covenants and agrees to defend, indemnify and save and hold harmless such Investor, together with any transferee of each such Investor’s interest in the Common Stock and/or Warrants comprising the Units that is under such Investor’s control or is an estate planning vehicle for the benefit of such Investor, his spouse or his lineal descendants, and his attorneys and representatives, from and against any and all losses, out-of-pocket costs or expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other out-of-pocket costs or expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) (collectively, “Investor Losses”) arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement; or (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

         3.2. Investor Indemnification. Each Investor covenants and agrees to defend, indemnify and save and hold harmless the Company, together with its officers, directors, partners, members, employees, trustees, affiliates, attorneys and representatives (collectively, “Representatives”) from and against any and all losses, out-of-pocket costs or expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other out-of-pocket costs or expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against Investor or a third party claim) (collectively, “Company Losses”) relating to violations of the Securities Act or other applicable law or otherwise arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by such Investor in this Agreement; or (ii) the failure of such Investor to perform or observe fully any covenant, agreement or provision to be performed or observed by him pursuant to this Agreement.

         3.3. Indemnification Procedure.

              (a) Each party entitled to be indemnified pursuant to Section 3.1 and 3.2 (each, an “Indemnified Party”) shall notify the applicable other party (the “Indemnifying Party”) in writing of any action against such Indemnified Party in respect of which such other party is or may be obligated to provide indemnification pursuant to Section 3.1 or 3.2, promptly after the receipt of notice or knowledge of the commencement thereof. The failure of any Indemnified Party so to notify such other party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party except to the extent the Indemnifying Party shall have been prejudiced by the failure of such Indemnified Party so to notify the Indemnifying Party pursuant to this Section 3.3.

              (b) In case any such action shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines that there is a potential or actual conflict of interest between the positions of the Indemnifying Party and of the Indemnified Party in defending such claim or action, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection therewith.

              (c) The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and involves nothing more than the payment of money by the Indemnifying Party.

          3.4. Indemnification Exclusive. Excepting fraud or willful misconduct, the foregoing indemnification provisions are exclusive, and in lieu of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement hereunder, all of which are hereby irrevocably waived and relinquished to the maximum legal effect.

     Section 4. Transfer Restrictions

          4.1. Compliance with Laws. Notwithstanding any other provision of this Section 4, each Investor covenants that Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 promulgated under the Securities Act (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement with respect to such transferred Securities.

          4.2. Legends. Certificates evidencing Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.3 or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

          4.3. Removal of Legends. The restrictive legend set forth in Section 4.2 above shall be removed and the Company shall issue a certificate or instrument representing such Securities without such restrictive legend or any other restrictive legend to the holder of the applicable Security upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(c)(2), if applicable) as to such Securities and without volume or manner-of-sale restrictions. Following the date Rule 144 becomes available for the resale of Securities without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(c)(2), if applicable) as to Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) trading days following the delivery by an Investor to the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1, deliver or cause to be delivered to such Investor a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.3.

          4.4. Acknowledgement. Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer Securities or any interest therein without complying with the requirements of the Securities Act.

     Section 5. Conditions Precedent to Closing

          5.1. Conditions Precedent to the Obligations of each Investor to Purchase Units. The right of each Investor to acquire Units at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Investor with respect to such Investor:

               (a) Representations and Warranties. The representations and warranties of the Company in Section 2.1 hereof shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

               (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date other than those set forth in Section 1.6.

               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

               (d) Additional Listing Application. AMEX shall have approved the Company’s Additional Listing Application with respect to the Securities to be issued to such Investor pursuant to this Agreement.

          5.2. Conditions Precedent to the Obligations of the Company to sell Units. The Company’s obligation to sell and issue Units to the Investors at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) Representations and Warranties. The representations and warranties made by each Investor in Section 2.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

               (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

               (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

               (d) Amex Questionnaire. If applicable, each Investor shall have delivered a completed AMEX Investor Questionnaire.

               (e) Additional Listing Application. AMEX shall have approved the Company’s Additional Listing Application with respect to the Securities to be issued to such Investor pursuant to this Agreement.

Each of the parties to this Agreement shall use his or its commercially reasonable efforts to promptly satisfy all of the above conditions to Closing, including the obtaining of AMEX approval of the Company’s Additional Listing Application. If for any reason, all of the conditions to Closing set forth above have not been satisfied or waived by the party in whose favor such conditions run prior to December 1, 2010, this Agreement shall automatically terminate and neither party shall have any further obligations hereunder. No such termination shall relieve any party for his or its liability to the other based upon any breach of such party’s obligations hereunder prior to the time of such termination.

     Section 6. Miscellaneous

          6.1. Amendment and Restatement. Pursuant to Section 6.3 of the Original Agreement, the Original Agreement is hereby restated in its entirety as set forth herein and shall have no further force or effect.

          6.2. Survival of Warranties and Covenants. The representations, warranties and rights to indemnification set forth in Section 2 shall survive indefinitely except as limited by applicable laws.

          6.3. Successors and Assigns. This Agreement may not be assigned by either Investor without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.4. Waiver and Amendment. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated, except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          6.5. Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law principles. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of Michigan and the federal courts of the United States located in the State of Michigan, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          6.6. Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to or arise under this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplement or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

          6.7. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. The parties hereto agree that facsimile signatures or other means of electronically imaging a signature shall be deemed a valid and binding means of executing of this Agreement.

          6.9. Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, however, that any notice of change of address shall be deemed effective only upon receipt:

If to the Company:	Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104
Attention: President

With a copy to:	Dornbush Schaeffer Strongin & Venaglia, LLP
747 Third Avenue
New York, New York 10017
Attention: Landey Strongin, Esq.

If to Investor:	At the address of Investor indicated on the signature page hereof.

               6.10. Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

               6.11. Further Assurances. Each party hereto shall execute and deliver such additional documents as may reasonably be necessary or desirable to consummate the transactions contemplated by this Agreement.

               6.12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               6.13. Money Laundering. Each Investor acknowledges that due to money laundering laws and regulations that may be applicable to the operation of the Company and its business, the Company may require such proof of identity or other documentation as may be required to comply with such laws and regulations before this Agreement can be processed and the Company and its directors, officers, employees, and agents shall be held harmless and indemnified against any loss ensuing due to the failure of Investor to truthfully provide any such proof as may be so required.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D Kurtz
Name:	Richard D. Kurtz
Title:	Chief Executive Officer and Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR INVESTOR TO FOLLOW]

[Signature Page to Amended and Restated Securities Purchase Agreement]

ROBIN F. RISSER

/s/ Robin F. Risser
ROBIN F. RISSER

Address for Notice:
2925 Boardwalk
Ann Arbor, Michigan 48104
Telephone No.:	(734) 864-5600
Facsimile No.:	(734) 998-3474
Attention:	Robin F. Risser

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

[Signature Page to Amended and Restated Securities Purchase Agreement]

STEVEN WILLIAMSON

/s/ Steven Williamson
STEVEN WILLIAMSON

Address for Notice:
2925 Boardwalk
Ann Arbor, Michigan 48104
Telephone No.:	(734) 864-5600
Facsimile No.:	(734) 998-3474
Attention:	Steven Williamson

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

[Signature Page to Amended and Restated Securities Purchase Agreement]

SCHEDULE 1

ADVANCED PHOTONIX, INC.

LIST OF DISCLOSURE DOCUMENTS

     The following documents constitute the Disclosure Documents referred to in the attached Amended and Restated Securities Purchase Agreement and are available upon request to the Company’s Chief Financial Officer, Robin Risser, or by linking to the websites indicated below. When this document is open on a computer screen, each website below may be accessed directly from this document by holding down the “control” key on a keyboard, rolling the mouse cursor over any portion of the text of the website address and clicking the mouse.

1.	Definitive Proxy Statement of the Company and any amendment thereto, with respect to fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on July 15, 2010.

	-	http://www.sec.gov/Archives/edgar/data/869986/000120677410001602/advancedphotonix_def14a.htm

2.	Annual Report of the Company on Form 10-K, with respect to the fiscal year ended March 31, 2010, filed with the SEC on June 29, 2010.

	-	http://www.sec.gov/Archives/edgar/data/869986/000120677410001537/api_10k.htm

3.	Quarterly Report of the Company on Form 10-Q, with respect to fiscal quarter ended July 2, 2010, filed with the SEC on August 16, 2010.

	-	http://www.sec.gov/Archives/edgar/data/869986/000120677410001849/api_10q.htm

4.	Quarterly Report of the Company on Form 10-Q, with respect to fiscal quarter ended October 1, 2010, filed with the SEC on November 15, 2010.

	-	http://www.sec.gov/Archives/edgar/data/869986/000120677410002371/advancedphotonix_10q.htm

5.	Current Reports of the Company on Form 8-K, filed with the SEC since March 31, 2010.

	-	Form 8-K filed with the SEC on May 25, 2010: http://www.sec.gov/Archives/edgar/data/869986/000120677410001326/api_8k.htm

	-	Form 8-K filed with the SEC on August 23, 2010: http://www.sec.gov/Archives/edgar/data/869986/000120677410001872/api_8k.htm

	-	Form 8-K filed with the SEC on August 27, 2010: http://www.sec.gov/Archives/edgar/data/869986/000120677410001916/advancedphotonix_8k.htm

	-	Form 8-K filed with the SEC on September 20, 2010: http://www.sec.gov/Archives/edgar/data/869986/000120677410002024/api_8k.htm

	-	Form 8-K filed with the SEC on November 15, 2010: http://www.sec.gov/Archives/edgar/data/869986/000120677410002365/api_8k.htm

6.	Company response letter dated March 31, 2010 to SEC Staff comment letter dated March 4, 2010, filed with the SEC on March 31, 2010.

	-	http://www.sec.gov/Archives/edgar/data/869986/000120677410000813/filename1.htm

SCHEDULE 2

Purchase Price

Investor	Purchase Price
Robin F. Risser	$26,052.06
Steve Williamson	$52,104.19
Total	$78,156.25